Exhibit 99.1

CONTACT:	Julie Lorigan
Senior Vice President, Investor and Media Relations
(781) 741-7775

Melissa Jaffin/Jessica Liddell – Investor/Media Relations
Berns Communications Group
(212) 994-4660 / (212) 871-8701

THE TALBOTS, INC. FINALIZES $50 MILLION TERM LOAN CREDIT FACILITY

HINGHAM, Mass., July 18, 2008 – The Talbots, Inc. (NYSE: TLB) today announced that it has finalized the terms of the previously announced $50 million unsecured subordinated working capital term loan credit facility with Aeon (U.S.A.), Inc., a wholly owned subsidiary of Aeon Co., Ltd., and the majority shareholder of The Talbots, Inc.

The new $50 million credit facility, which matures on January 28, 2012, supplements the Company’s currently existing working capital lines of credit of $165 million and increases the Company’s total working capital borrowing capacity to $215 million. This new Aeon working capital facility is subordinated to the Company's other financial institution indebtedness existing as of the closing date.

Additional information related to this financing is included in the Company’s Form 8-K, which will be filed today, July 18, 2008.

The Talbots, Inc. is a leading specialty retailer and direct marketer of women’s apparel, shoes and accessories. The Company currently operates stores in 869 locations in 47 states, the District of Columbia, and Canada, with 595 locations under the Talbots brand name and 274 locations under the J. Jill brand name. Both brands target the age 35 plus customer population. Talbots brand on-line shopping site is located at www.talbots.com and the J. Jill brand on-line shopping site is located at www.jjill.com.

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The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “proposed,” “plan,” “believe,” “anticipate,” “outlook,” “will,” “would,” or similar statements or variations of such terms.

Our forward-looking statements are based on our current expectations and assumption, concerning this proposed financing, which involve substantial risks and uncertainty, including Aeon’s (as lender) satisfactory completion of confirmatory due diligence in connection with this financing, the parties’ ability to mutually approve and execute definitive financing documentation on mutually satisfactory terms including mutual approval of all terms, conditions, conditions to borrowing, financial and other covenants and all other provisions, including terms which may be in addition to and/or different than the terms included in the summary of terms sheet approved by Aeon and the Company and, as a result, completion and consummation of such financing and borrowings by The Talbots, Inc. under such financing cannot be assured.

 All of our forward-looking statements are as of the date of this release only. The Company can give no assurance that such expectations or forward-looking statements will prove to be correct.  Actual results may differ materially from our forward-looking statements.  The Company does not undertake or plan to update or revise any such forward-looking statements to reflect changes in plans, assumptions, expectations, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.

Any public statements or disclosures by us following this release which modify or impact any of the forward-looking statements contained in or accompanying this release will be deemed to modify or supersede such statements in or accompanying this release.

Our forward-looking statements involve substantial known and unknown risks and uncertainties as to future events which may or may not occur, including the following risks: the risk that the subordinated working capital financing will not be consummated, the impact of the continued deterioration in the U.S. economic environment, including continued negative impact on consumer discretionary spending, the disruption and significant tightening in the U.S. credit and lending markets, recessionary and inflationary pressures, high energy prices, and declining value of the U.S. dollar; our ability to accurately estimate and forecast future regular-price and markdown selling and operating cash flow; achieving the Company’s sales plan for the year for each of the Talbots and J. Jill brands; achieving the Company’s operating cash flow plan for the year; continued ability to purchase merchandise on open account purchase terms at expected levels; ability to replace the Company’s letter of credit facilities for merchandise purchases from vendors who require such facilities; the Company’s ability to obtain any necessary increases in its credit facilities as may be needed from time to time to fund cash needs; the Company’s ability to reduce any cash spending if needed; successfully executing the Company’s strategic initiatives, including anticipated lower inventory levels, expected operating expense and other cost reductions, the success of the new promotional cadence for the Talbots brand, reduced markdown exposure and improved gross margins, the successful closing of the Talbots Kids and Talbots Mens business concepts and closing of other underperforming stores; and the Company’s ability to continue to satisfy its financial covenants under its existing debt agreements. In each case, actual results may differ materially from such forward-looking information.

Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company's periodic reports filed with the Securities and Exchange Commission and available on the Talbots website at www.thetalbotsinc.com under “Investor Relations” and you are urged to carefully consider all such factors.

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